Exhibit 10.12(d)

E.L.F. BEAUTY, INC.

2016 EQUITY INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

e.l.f. Beauty, Inc., a Delaware corporation, (the “Company”), pursuant to its 2016 Equity Incentive Award Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company’s Common Stock set forth below (the “Shares”).  This Restricted Stock award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which is incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:	[_________________________________________]
Grant Date:	[_________________________________________]
Total Number of Shares of Restricted Stock:	[______________________] Shares
Vesting Commencement Date:	[_________________________________________]
Vesting Schedule:	[_________________]
Termination:

If the Participant experiences a Termination of Service, any portion of the Award (and the Shares subject thereto) that has not become vested on or prior to the date of such Termination of Service (after taking into consideration any vesting that may occur in connection with such Termination of Service, if any) will thereupon be automatically forfeited by the Participant, and the Participant’s rights in such portion of the Award and any Shares subject thereto shall thereupon lapse and expire.

Withholding Tax:

Participant understands that the terms of this Award explicitly include the following (a “Sell to Cover”):

Sell to Cover:  Upon vesting of the Shares, the Company, on the Participant’s behalf, will instruct the Company’s transfer agent (together with any other party the Company determines necessary to execute the Sell to Cover, the “Agent”) to sell that number of Shares determined in accordance with Section 2.2(c) of the Agreement as may be necessary to satisfy any resulting withholding tax obligations on the Company, and the Agent will remit the cash proceeds of such sale to the Company. The Company shall then make a cash payment equal to the required tax withholding from the cash proceeds of such sale directly to the appropriate taxing authorities.

By his or her signature and the Company’s signature below, the Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  The Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the

1

Agreement.  If the participant is married or part of a registered domestic partnership, his or her spouse or domestic partner has signed the Consent of Spouse or Registered Domestic Partner attached to this Grant Notice as Exhibit B.

E.L.F. BEAUTY, INC.: Holder:		PARTICIPANT:

By:		By:
Print Name:	John P. Bailey	Print Name:
Title:	Chief Financial Officer
Address:	570 10th Street	Address:
Oakland, CA 94607

2

EXHIBIT A

TO RESTRICTED STOCK AWARD GRANT NOTICE

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (this “Agreement”) is attached, e.l.f. Beauty, Inc., a Delaware corporation (the “Company”), has granted to the Participant the number of shares of Restricted Stock (the “Shares”) under the Company’s 2016 Equity Incentive Award Plan, as amended from time to time (the “Plan”), as set forth in the Grant Notice.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and Grant Notice.

ARTICLE I.

general

1.1Defined Terms. Wherever the following terms are used in this Agreement they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.

(a)“Cause” shall mean (i) a breach by the Participant of the Participant’s obligations pursuant to his or her employment or other similar agreement (other than as a result of physical or mental incapacity) which constitutes material nonperformance by the Participant of his or her obligations and duties thereunder, which the Participant has failed to remedy after the Board of Directors or delegate thereof has given the Participant written notice of, and at least fifteen (15) days to remedy, such breach, (ii) commission by the Participant of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company (other than acts, such as making personal use of Company office supplies, as have only a de minimis effect on the Company), (iii) a material breach by the Participant of any non-solicitation and or non-competition covenants contained in his or her employment or other similar agreement with the Company, (iv) the Participant’s conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude, (v) the failure of the Participant to carry out, or comply with, in any material respect, any lawful directive of the Board of Directors or delegate thereof (other than any such failure resulting from the Participant’s physical or mental incapacity) which the Participant has failed to remedy after the Board of Directors or delegate thereof has given the Participant written notice of, and at least fifteen (15) days to remedy, such failure, or (vi) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs.  For purposes of the previous sentence, no act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

(b) “Good Reason” shall mean (i) a material diminution of the Participant’s responsibilities, duties or authority, or the responsibilities, duties or authority of the Participant’s direct supervisor (it being understood that if following a Change in Control Participant ceases to serve as the most senior level [legal/financial/sales/marketing/operations] officer of a public company listed on a national securities exchange in the United States reporting directly to the Chief Executive Officer of such company, then such change shall be deemed a material diminution of Participant’s duties, responsibilities and authority), (ii) a material diminution of the Participant’s base compensation; or (iii) the relocation of the Participant’s principal office to a location that is in excess of fifty (50) miles from the Participant’s principal office prior to such change (it being understood and agreed that the Participant’s reasonable travel for business purposes shall not be considered such a relocation); provided, however, that the

US-DOCS\80592411.2

Participant’s termination will not be for Good Reason unless (x) the Participant has given the Company at least thirty (30) days prior written notice of his or her intent to terminate his or her employment for Good Reason, which notice shall specify the facts and circumstances constituting Good Reason and be given within ninety (90) days of the initial occurrence thereof, (y) the Company has not remedied such facts and circumstances constituting Good Reason within thirty (30) days following the receipt of such notice, and (z) the Participant terminates employment within six (6) months following the expiration of such thirty (30)-day cure period.

1.2Incorporation of Terms of Plan.  The Award (as defined below) is subject to the terms and conditions of the Plan, which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.

award of restricted stock

2.1Award of Restricted Stock.

(a)Award.  Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, the Company has granted to the Participant an award of Restricted Stock (the “Award”) under the Plan in consideration of the Participant’s past and/or continued employment with or service to the Company or any Affiliate, and for other good and valuable consideration.  The number of Shares subject to the Award is set forth in the Grant Notice.  The Participant is an Employee, Director or Consultant of the Company or one of its Affiliates.

(b)Book Entry Form; Certificates.  At the sole discretion of the Administrator, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company’s transfer agent with appropriate notations regarding the restrictions on transfer imposed pursuant to this Agreement, and upon vesting and the satisfaction of all conditions set forth in Sections 2.2(b) and (d) hereof, the Company shall remove such notations on any such vested Shares in accordance with Section 2.2(e) below; or (ii) certificated form pursuant to the terms of Sections 2.1(c), (d) and (e) below.

(c)Legend.  Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions (as defined below) imposed pursuant to this Agreement lapse or have been removed and the Shares have thereby become vested or the Shares represented thereby have been forfeited hereunder, bear the following legend (or such other legend as shall be determined by the Administrator):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT, BY AND BETWEEN E.L.F. BEAUTY, INC. AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

(d)Escrow.  The Secretary of the Company or such other escrow holder as the Administrator may appoint may retain physical custody of any certificates representing the Shares until

US-DOCS\80592411.2

all of the Restrictions on transfer imposed pursuant to this Agreement lapse or shall have been removed; in such event, the Participant shall not retain physical custody of any certificates representing unvested Shares issued to him or her.  The Participant, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as the Participant’s attorney(s)-in-fact to effect any transfer of unvested forfeited Shares (or Shares otherwise reacquired by the Company hereunder) and Retained Distributions (as defined below), if any, paid on such forfeited Shares to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

(e)Retained Distributions. The Company will retain custody of all cash dividends and other distributions (“Retained Distributions”) made or declared with respect to unvested Shares (and such Retained Distributions will be subject to the Restrictions and the other terms and conditions under this Agreement that are applicable to the Shares) until such time, if ever, as the unvested Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested pursuant to Section 2.2(b) below.  Any Retained Distributions with respect to unvested Shares shall be forfeited in the event such unvested Shares are forfeited. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.3 hereof and the exposure to forfeiture set forth in Section 2.2(a).

(f)Removal of Notations; Delivery of Certificates Upon Vesting. As soon as administratively practicable after the vesting of any Shares subject to the Award pursuant to Section 2.2(b) hereof, the Company shall, as applicable, either remove the notations on any Shares subject to the Award issued in book entry form which have vested or deliver to the Participant a certificate or certificates evidencing the number of Shares subject to the Award which have vested (or, in either case, such lesser number of Shares as may be permitted pursuant to Section 12.2 of the Plan). The Participant (or the beneficiary or personal representative of the Participant in the event of the Participant’s death or incapacity, as the case may be) shall deliver to the Company any representations or other documents or assurances required by the Company.  The Shares so delivered shall no longer be subject to the Restrictions hereunder.  In addition, upon the vesting of any Shares, any Retained Distributions paid on such Shares shall be promptly paid by the Company to Participant.

2.2Restrictions.

(a)Forfeiture.  Notwithstanding any contrary provision of this Agreement, upon the Participant’s Termination of Service for any or no reason, any portion of the Award (and the Shares subject thereto) which has not vested prior to or in connection with such Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service (if any)) shall thereupon be forfeited immediately and without any further action by the Company, and the Participant’s rights in any Shares and such portion of the Award shall thereupon lapse and expire.

(b)Vesting and Lapse of Restrictions; Accelerated Vesting.  Subject to Section 2.2(a) above, the Award shall vest and Restrictions shall lapse in accordance with the vesting schedule set forth in the Grant Notice (rounding down to the nearest whole Share).  Notwithstanding the foregoing, in the event the Participant experiences a Termination of Service by the Company (or any successor thereof) for other than Cause or by the Participant for Good Reason, in each case, within the twelve (12) month period commencing on the consummation of a Change in Control, then one hundred percent (100%) of the Award shall vest and the Restrictions thereto shall lapse as of immediately prior to such Termination of Service.

US-DOCS\80592411.2

(c)Tax Withholding.  As set forth in Section 12.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state, foreign and local taxes required by law to be withheld with respect to any taxable event arising in connection with the Award.  Such tax withholding obligations shall be made using a Sell to Cover pursuant to the Grant Notice.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to deliver any certificate representing Shares to the Participant or the Participant’s legal representative or remove the notations on such Shares in book entry form unless and until the Participant or the Participant’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state, foreign and local taxes applicable to the taxable income of the Participant resulting from the grant or vesting of the Award or the issuance of Shares.  By accepting this Award, the Participant has agreed to a Sell to Cover to satisfy any tax withholding obligations and/or social security contributions and the Participant hereby acknowledges and agrees:

(i)The Participant hereby appoints the Agent as the Participant’s agent and authorizes the Agent to (1) sell on the open market at the then prevailing market price(s), on the Participant’s behalf, as soon as practicable on or after each vesting date, that number (rounded up to the next whole number) of the Shares so issued necessary to generate proceeds to cover (x) any tax withholding obligations incurred with respect to such vesting and (y) all applicable fees and commissions due to, or required to be collected by, the Agent with respect thereto and (2) in the Company’s discretion, apply any remaining funds to the Participant’s federal tax withholding or remit such remaining funds to the Participant.

(ii)The Participant hereby authorizes the Company and the Agent to cooperate and communicate with one another to determine the number of Shares that must be sold pursuant to subsection (i) above.

(iii)The Participant understands that the Agent may effect sales as provided in subsection (i) above in one or more sales and that the average price for executions resulting from bunched orders will be assigned to the Participant’s account.  In addition, the Participant acknowledges that it may not be possible to sell Shares as provided by in subsection (i) above due to (1) a legal or contractual restriction applicable to the Participant or the Agent, (2) a market disruption or (3) rules governing order execution priority on the national exchange where the Shares may be traded.  In the event of the Agent’s inability to sell Shares, the Participant will continue to be responsible for the timely payment to the Company and/or its affiliates of all federal, state, foreign and local taxes that are required by applicable laws and regulations to be withheld, including but not limited to those amounts specified in subsection (i) above.

(iv)The Participant acknowledges that regardless of any other term or condition of this Section 2.2(c), the Agent will not be liable to the Participant for (1) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind or (2) any failure to perform or for any delay in performance that results from a cause or circumstance that is beyond its reasonable control.

(v)The Participant hereby agrees to execute and deliver to the Agent any other agreements or documents as the Agent reasonably deems necessary or appropriate to carry out the purposes and intent of this Section 2.2(c).  The Agent is a third-party beneficiary of this Section 2.2(c).

(vi)This Section 2.2(c) shall terminate not later than the date on which all tax withholding and obligations arising in connection with the vesting of the Shares have been satisfied.

US-DOCS\80592411.2

(d)Conditions to Delivery of Shares.  Subject to Section 2.1 above, the Shares deliverable under this Award may be either previously authorized but unissued Shares, treasury Shares or Shares purchased on the open market.  Such Shares shall be fully paid and nonassessable.  The Company shall not be required to issue or deliver any Shares under this Award prior to fulfillment of the conditions set forth in Section 12.4 of the Plan.

Notwithstanding the foregoing, the issuance of such Shares shall not be delayed if and to the extent that such delay would result in a violation of Section 409A of the Code.  In the event that the Company delays the issuance of such Shares because it reasonably determines that the issuance of such Shares will violate Applicable Law, such issuance shall be made at the earliest date at which the Company reasonably determines that issuing such Shares will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

(e)To ensure compliance with the Restrictions, the provisions of the charter documents of the Company, and/or Applicable Law and for other proper purposes, the Company may issue appropriate “stop transfer” and other instructions to its transfer agent with respect to the Restricted Stock.  The Company shall notify the transfer agent as and when the Restrictions lapse.

2.3Consideration to the Company.  In consideration of the grant of the Award pursuant hereto, the Participant agrees to render faithful and efficient services to the Company or any Affiliate.

ARTICLE III.

other provisions

3.1Section 83(b) Election.  If the Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant hereby agrees to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.

3.2Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon the Participant, the Company and all other interested persons.  No member of the Administrator or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Award.

3.3Restricted Stock Not Transferable.  Until the Restrictions hereunder lapse or expire pursuant to this Agreement and the Shares vest, the Restricted Stock (including any Shares received by holders thereof with respect to Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) and any Retained Distributions shall be subject to the restrictions on transferability set forth in Section 12.3 of the Plan; provided, however, that this Section 3.3 notwithstanding, with the consent of the Administrator, the Shares may be transferred to one or more Permitted Transferees, subject to and in accordance with Section 12.3 of the Plan.

3.4Rights as Stockholder.  Except as otherwise provided herein, upon the Grant Date, the Participant shall have all the rights of a stockholder of the Company with respect to the Shares, subject to the Restrictions, including, without limitation, voting rights and rights to receive any cash or stock dividends, in respect of the Shares subject to the Award and deliverable hereunder.

US-DOCS\80592411.2

3.5Tax Consultation.  The Participant understands that the Participant may suffer adverse tax consequences in connection with the Restricted Stock granted pursuant to this Agreement (and the Shares issuable with respect thereto).  The Participant represents that the Participant has consulted with any tax consultants the Participant deems advisable in connection with the Restricted Stock and that the Participant is not relying on the Company for any tax advice.

3.6Adjustments Upon Specified Events.  The Administrator may accelerate the vesting of the Restricted Stock in such circumstances as it, in its sole discretion, may determine.  The Participant acknowledges that the Restricted Stock is subject to adjustment, modification and termination in certain events as provided in this Agreement and Section 14.2 of the Plan.

3.7Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to the Participant shall be addressed to the Participant at the Participant’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party. Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

3.8Participant’s Representations.  If the Shares issuable hereunder have not been registered under the Securities Act or any applicable state laws on an effective registration statement at the time of such issuance, the Participant shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.9Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.11Conformity to Securities Laws.  The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act, and any and all Applicable Law.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Award is granted, only in such a manner as to conform to such Applicable Law.  To the extent permitted by Applicable Law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such Applicable Law.

3.12Amendment, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator or the Board; provided, however, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the Award in any material way without the prior written consent of the Participant.

3.13Successors and Assigns.  The Company or any Affiliate may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company and its Affiliates.  Subject to the restrictions on transfer set forth in Section 3.3 hereof, this Agreement shall be binding upon the Participant and his or her heirs, executors, administrators, successors and assigns.

US-DOCS\80592411.2

3.14Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if the Participant is subject to Section 16 of the Exchange Act, then the Plan, the Award and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15Not a Contract of Service Relationship.  Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an Employee or other service provider of the Company or any of its Affiliates or shall interfere with or restrict in any way the rights of the Company and its Affiliates, which rights are hereby expressly reserved, to discharge or terminate the services of the Participant at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or an Affiliate and the Participant.

3.16Entire Agreement.  The Plan, the Grant Notice and this Agreement (including all Exhibits thereto, if any) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and its Affiliates and the Participant with respect to the subject matter hereof.

3.17Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither the Plan nor any underlying program, in and of itself, has any assets.  The Participant shall have only the rights of a general unsecured creditor of the Company and its Affiliates with respect to amounts credited and benefits payable, if any, with respect to the Shares issuable hereunder.

US-DOCS\80592411.2

EXHIBIT B

TO RESTRICTED STOCK AWARD GRANT NOTICE

CONSENT OF SPOUSE OR REGISTERED DOMESTIC PARTNER

I, _______________, spouse or domestic partner of _______________, have read and approve the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Consent of Spouse or Registered Domestic Partner is attached and the Restricted Stock Award Agreement (the “Agreement”) attached to the Grant Notice.  In consideration of issuing to my spouse or domestic partner the shares of the common stock of e.l.f. Beauty, Inc. set forth in the Grant Notice, I hereby appoint my spouse or domestic partner as my attorney-in-fact in respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of the common stock of e.l.f. Beauty, Inc. issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated:
Signature of Spouse or Domestic Partner

B-1

US-DOCS\80592411.2